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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 18, 2005
                 Date of Earliest Event Reported: March 14, 2005

                           INTERNATIONAL PAPER COMPANY
             (Exact name of registrant as specified in its charter)

NEW YORK                                  1-3157                      13-0872805
(State or other jurisdiction     (Commission File Number)          (IRS Employer
of incorporation)                                            Identification No.)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
              (Address and zip code of principal executive offices)

                                 (203) 541-8000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On March 14, 2005, the Company announced it had entered into an agreement to sell its Industrial Papers Business to Kohlberg & Company, LLC for approximately $180 million subject to certain adjustments at closing. Our preliminary estimate of the loss on the sale is approximately $50 million.
The actual amount is dependent on the completion of accounting analysis and review procedures relating to the transaction.

ITEM 9.01.  FINANCIAL STATEMENTS, FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit 99.1  Press Release of International Paper Company dated March 14, 2005.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNATIONAL PAPER COMPANY
                                            (Registrant)


                                            By: /s/ Andrea L. Dulberg
                                                ---------------------
                                                Name:  Andrea L. Dulberg
                                                Title: Assistant Secretary

                                            Date:  March 18, 2005


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                                  EXHIBIT INDEX
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        Exhibit 99.1:   Press Release of International Paper Company, dated
                        March 14, 2005.


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